UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):                     May 8, 2006
RTI International Metals, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Ohio
(State or Other Jurisdiction of Incorporation)

001-14437	52-2115953

(Commission File Number)	(IRS Employer Identification No.)

1000 Warren Avenue
Niles, Ohio	44446

(Address of Principal Executive Offices)	(Zip Code)
(330) 544-7700
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On May 8, 2006 RTI International Metals, Inc. (the “Company”) entered into a long term contract (the “Agreement”) with EADS Deutschland GmbH as Lead Buyer for the European Aeronautic Defense and Space (“EADS”) group of companies, including Airbus, to supply specified titanium wrought products and associated services to EADS. The Agreement has a term effective as of January 1, 2006 and ending with the completion of the last order committed for delivery before December 31, 2015.
     The Agreement calls for annual volume to be supplied each year beginning in 2008 of 2,364 metric tons with provisions for the supply of additional tons. The annual volume equates to approximately 47% of the volume of mill products shipped by the Company in 2005. Pricing for volumes to be provided are fixed for the first five years of the agreement and will be negotiated thereafter.
     As a part of the Agreement, EADS will arrange for supply of input material (sponge and / or ingots) in sufficient quantities for the Company to produce the mill products required in the Agreement. This input material will be supplied by EADS under an agreement between EADS and Ust-Kamenogorsk Titanium and Magnesium Plant (“UKTMP”), the Kazakhstan sponge provider. Pricing for the input material is fixed for the first five years of the agreement and will be negotiated thereafter.
     See Item 8.01 below for a brief description of the Company’s plan to expand its facilities to meet the requirements of this Agreement including a description of the planned source of funding for such expansion.
     On May 9, 2006, the Company issued a press release to announce the Agreement. A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.
Item 8.01 Other Events.
     On May 9, 2006, the Company issued a press release reporting that the Company will undertake two expansion projects. A copy of the press release is attached to this report as Exhibit 99.2 and incorporated herein by reference.
     The first project is an approximately $35 million expansion of the Company’s melting and forging capabilities and support facilities in connection with the Company’s contract with EADS described in Item 1.01 above. The second project is an approximately $43 million expansion in the Company’s Fabrication and Distribution Group to enable the Company to meet its obligations to supply machined components for the Boeing 787 program pursuant to two previously announced contracts.
     The Company believes that it will be able the fund the expected capital expenditures from a combination of cash flow from operations, current cash reserves and available borrowing capacity.

Item 9.01 Financial Statements and Exhibits
(c)     Exhibits. The following exhibits are being filed pursuant to Item 601 of Regulation S-K and General Instruction B2 to this Form 8-K:

Exhibit No.	Description
99.1	Press release dated May 9, 2006.
99.2	Press release dated May 9, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RTI International Metals, Inc.
May 9, 2006	By:	/s/ William T. Hull
William T. Hull,
Vice President and Chief Accounting Officer